Exhibit 1.6
COUNTRYWIDE CAPITAL [     ]
[          ] [     ]% Trust Preferred Securities
$[   ] liquidation amount per Trust Preferred Security
guaranteed to the extent set forth in the Prospectus referred to herein by
COUNTRYWIDE FINANCIAL CORPORATION
UNDERWRITING AGREEMENT
[     ]
[     ]
as Representatives of the several Underwriters
[     ]
Ladies and Gentlemen:
      Countrywide Capital [     ] (the “Trust”), a statutory trust organized under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. Section 3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue and sell [          ] [     ]% trust preferred securities with an aggregate liquidation amount equal to $[     ] (the “Trust Preferred Securities”) to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives.
      The Trust Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of a declaration of trust, dated as of [     ], 2006, to be amended and restated as of the Closing Date (as defined in Section 4 hereof) (the “Declaration”), among Countrywide Financial Corporation (“CFC”, and together with the Trust, the “Offerors”), the trustees named therein (the “Countrywide Capital Trustees”) and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act of 1939, as amended (together with the rules and regulations thereunder, the “1939 Act”). Pursuant to the Declaration, the number of Countrywide Capital Trustees will initially be five. Three of the Countrywide Capital Trustees (the “Regular Trustees”) will be persons who are employees or officers of CFC. The fourth Countrywide Capital Trustee will be a financial institution unaffiliated with CFC that will serve as property trustee under the Declaration and as indenture trustee with respect to the Trust Preferred Securities for purposes of the 1939 Act (the “Institutional Trustee”). The fifth Countrywide Capital Trustee will be a financial institution or an affiliate thereof which maintains a principal place of business in the State of Delaware, meeting the requirements of the Delaware Act (the “Delaware Trustee”). Initially, The Bank of New York, a New York banking corporation, will act as the Institutional Trustee and The Bank of New York (Delaware), a banking association with its principal place of business in the State of Delaware, will act as the

Delaware Trustee until removed or replaced by the holder of the Common Securities. The Trust Preferred Securities will be guaranteed by CFC on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise pursuant to the Trust Preferred Securities Guarantee Agreement, to be dated as of the Closing Date, (the “Trust Preferred Securities Guarantee”) among CFC and The Bank of New York, as Trustee (the “Trust Preferred Securities Guarantee Trustee”). The assets of the Trust will consist of $[     ] aggregate principal amount of [     ]% Junior Subordinated Deferrable Interest Debentures due 2036 (the “Subordinated Debentures”) of CFC which will be issued under an indenture, dated as of the Closing Date, as supplemented by a first supplemental indenture thereto, to be dated as of the Closing Date (together, the “Indenture”), among CFC and The Bank of New York, as Trustee (the “Indenture Trustee”). Under certain circumstances, the Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The Trust Preferred Securities, the Trust Preferred Securities Guarantee and the Subordinated Debentures are referred to herein as the “Securities”.
      The Offerors wish to confirm as follows their agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Trust Preferred Securities by the Underwriters.
      1. Registration Statement and Prospectus. The Offerors have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), an automatic shelf registration statement on Form S-3 (File No. 333-131707) under the 1933 Act, which contains a prospectus (the “Base Prospectus”) relating to, among other things, the Trust Preferred Securities. Such registration statement (as amended), at each time of effectiveness under the 1933 Act and the 1933 Act Regulations, including the information deemed to be a part thereof at such time pursuant to Rule 430B of the 1933 Act Regulations or pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), are collectively referred to herein as the “Registration Statement”; provided, however, that the term “Registration Statement” shall be deemed to include information contained in the Prospectus Supplement (as defined below) that is retroactively deemed to be a part of such registration statement (as amended) as of the time specified in Rule 430B of the 1933 Act Regulations. The Base Prospectus and the final prospectus supplement relating to the offering of the Trust Preferred Securities (the “Prospectus Supplement”), in the form first filed with the Commission under Rule 424 or made available to the Underwriters by the Offerors for use in connection with the offering of the Trust Preferred Securities, are collectively referred to herein as the “Prospectus”. A “preliminary prospectus” means any preliminary prospectus supplement relating to the Trust Preferred Securities and the offering thereof, together with the Base Prospectus. All references to the Registration Statement, the Prospectus or any preliminary prospectus shall also be deemed to include all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act. All references to amendments or supplements to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, the Prospectus or such preliminary prospectus, as the case may be, after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates, in the case of the Prospectus and any preliminary prospectus. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to be the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
      All references to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any preliminary prospectus or any amendment or supplement thereto shall be deemed to include all such financial statements and schedules and other information which is incorporated therein by reference, as the case may be.
      2. Agreements to Sell and Purchase. The Trust hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Offerors herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $[     ] per Trust Preferred Security, the number of Trust Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Trust Preferred Securities increased as set forth in Section 10 hereof).
      CFC agrees that, in view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the Subordinated Debentures, it shall pay to the Underwriters as compensation (“Underwriters’ Compensation”) for their arranging the investment of the proceeds therein, on the Closing Date, $ [     ] per Trust Preferred Security.
      3. Terms of Public Offering. The Offerors have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Trust Preferred Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. The entire proceeds from the sale of the Trust Preferred Securities will be combined with the entire proceeds from the sale by the Trust to CFC of its common securities (the “Common Securities”), and will be used by the Trust to purchase Subordinated Debentures in a principal amount equal to such proceeds.
      4. Delivery of the Trust Preferred Securities and Payment Therefor. Delivery to the Underwriters of and payment for the Trust Preferred Securities shall be made at the office of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, at 9:30 A.M., New York City time, on November  , 2006 (the “Closing Date”). The place of closing for the Trust Preferred Securities and the Closing Date may be varied by written agreement between you and CFC.
      The Trust Preferred Securities shall be delivered to you for the accounts of the several Underwriters registered in the name of Cede & Co., as nominee for The Depository Trust Company, against payment of the purchase price therefor in immediately available funds. The Trust Preferred Securities to be delivered to the Underwriters shall be made available to you in

New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.
      5. Agreements of the Offerors and the Underwriters. The Offerors jointly and severally agree with the several Underwriters as follows:
     (i) Compliance with Securities Regulations and Commission Requests. The Offerors, subject to Section 5(ii) hereof, will comply with the requirements of Rule 430B and will notify the Underwriters immediately, and confirm the notice in writing if requested by the Underwriters, upon the occurrence of any of the following events after the date hereof and prior to completion of the distribution of the Trust Preferred Securities, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus or any preliminary prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or any preliminary prospectus, or of the suspension of the qualification of the Trust Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus relating to the Trust Preferred Securities transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Offerors will use their best efforts to prevent the issuance of any stop order, or any notice objecting to the use of the Registration Statement, and, if any stop order or notice is issued, to obtain the lifting thereof at the earliest possible moment.
     (ii) Filing of Amendments. From the date hereof until the later of (x) the completion of the distribution of the Trust Preferred Securities and (y) the Closing Date, the Offerors will give the Underwriters notice of its intention to file or prepare a new registration statement containing the Prospectus or any amendment to the Registration Statement, the General Disclosure Package (as defined Section 6(a)(xvii)) or any amendment or supplement to the Base Prospectus, any preliminary prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object on a timely basis.
     (iii) Delivery of Registration Statements. The Offerors have furnished, will deliver or have made available, to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and any new registration statement containing the Prospectus and, in each case, any amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The copies of the Registration Statement and any new registration statement containing the Prospectus and, in each case, any amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (iv) Delivery of Prospectuses. The Offerors have delivered to the Underwriters, without charge, as many copies of each preliminary prospectus and any amendment or supplement thereto as the Underwriters reasonably requested, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish or make available to the Underwriters, without charge, during the period when the Prospectus is required to be delivered (or but for the exemption afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. Each preliminary prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (v) Continued Compliance with Securities Laws. The Offerors will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Trust Preferred Securities as contemplated in this Agreement and in the Prospectus. If at any time when the Prospectus is required to be delivered (or but for the exemption afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act in connection with sales of the Trust Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered or conveyed to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 5(ii) and Section 5(vii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus or the General Disclosure Package comply with such requirements, and the Offerors will furnish or make available to the

Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.
     (vi) Final Term Sheet. The Offerors will prepare a final term sheet, in the form approved by the Underwriters and included in Schedule II to this Agreement, for the Trust Preferred Securities and will file such term sheet pursuant to Rule 433(d) of the 1933 Act Regulations within the time required by such rule (the “Final Term Sheet”). The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
     (vii) Permitted Free Writing Prospectus. The Offerors represent that they have not made, and agree that, unless they obtain the prior written consent of the Underwriters, they will not make, any offer relating to the Trust Preferred Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed by the Offerors with the Commission or retained by CFC under Rule 433 of the 1933 Act Regulations; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of each Issuer Free Writing Prospectus, if any, that is included in Schedule II to this Agreement. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Offerors agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect in timely filing with the Commission, legending and record keeping. The Underwriters agree that, unless they obtain the prior written consent of CFC, they will not make any offer relating to the Trust Preferred Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed with the Commission under Rule 433 of the 1933 Act Regulations; provided that the prior written consent of CFC shall be deemed to have been given in respect of any free writing prospectus that (a) is not an “issuer free writing prospectus” (as defined in Rule 433 of the 1933 Act Regulations), and (b) contains only (i) information describing the preliminary terms of the Trust Preferred Securities or their offering, (ii) information permitted by Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Trust Preferred Securities or their offering and that is included in the Final Term Sheet contemplated in Section 5(vi).
     (viii) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Trust Preferred Securities remain unsold by the Underwriters, the Offerors will prior to the Renewal Deadline file, if they have not already done so, a new automatic shelf registration statement that includes the Trust Preferred Securities, in a form reasonably satisfactory to the Underwriters, or, if no longer eligible to file such an automatic registration statement, a new shelf registration statement that includes the Trust Preferred Securities and will use their respective reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal

Deadline. The Offerors will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Trust Preferred Securities to continue as contemplated in the expired registration statement relating to such securities. References herein to the Registration Statement shall include such new shelf registration statement.
     (ix) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Trust Preferred Securities remain unsold by the Underwriters, the Offerors receive from the Commission a notice pursuant to Rule 401(g)(2) or otherwise cease to be eligible to use the automatic shelf registration statement form, the Offerors will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Trust Preferred Securities, in a form reasonably satisfactory to the Underwriters, (iii) use their respective reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as promptly as practicable and (iv) promptly notify the Underwriters of such effectiveness. The Offerors will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Trust Preferred Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Offerors have otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (x) Filing Fees. CFC agrees to pay the required Commission filing fees relating to the Trust Preferred Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.
     (xi) Blue Sky Qualifications. The Offerors will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Trust Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and will arrange for the determination of the legality of the Trust Preferred Securities for purchase by institutional investors; provided, however, that the Offerors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Trust Preferred Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as may be required in connection with the offering of the Trust Preferred Securities.
     (xii) Lock —up. CFC agrees, during the period beginning on the date of this Agreement and continuing to and including the date that is 30 days after the Closing Date, not to offer, sell, contract to offer, sell or otherwise dispose of any preferred securities, any preferred stock or any other securities (including any backup undertakings for such preferred stock or other securities) of CFC, in each case that are substantially similar to the Trust Preferred Securities, the Trust Preferred Securities Guarantee or any

securities convertible into or exchangeable for the aforementioned securities, or such substantially similar securities of CFC, except the Trust Preferred Securities or securities issued pursuant to CFC’s stock option or other benefit or incentive plans maintained for its officers, directors or employees, without the prior written consent of [     ].
     (xiii) Use of Proceeds. The Trust will apply the net proceeds from the sale of the Trust Preferred Securities, and CFC will apply the net proceeds from the sale of the Subordinated Debentures, substantially in accordance with the description set forth in the Prospectus.
     (xiv) Issuances by CFC. CFC agrees to issue the Trust Preferred Securities Guarantee and the Subordinated Debentures concurrently with the issuance and sale of the Trust Preferred Securities as contemplated herein.
     (xv) Exchange Listing. CFC will use its best efforts to list, subject to notice of issuance, (A) the Trust Preferred Securities and (B) the Subordinated Debentures, upon the liquidation of the Trust to holders of the Trust Preferred Securities, in each case on the New York Stock Exchange.
     (xvi) Earnings Statement. The Offerors will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (xvii) Reporting Requirements. The Offerors, during the period when the Prospectus is required to be delivered (or but for the exemption afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (xviii) Distribution by the Underwriters. The Underwriters will undertake to sell the Trust Preferred Securities to a minimum of 400 beneficial holders, in order to satisfy one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange.
      6. Representations and Warranties of the Offerors. (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Date, and agree with each Underwriter that:
     (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time CFC or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Trust Preferred Securities in reliance on the exemption of Rule 163 of the 1933 Act

Regulations, and (D) on the date of this Agreement (with such date being used as the determination date for purposes of this clause (D)), CFC was and is a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations). The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the 1933 Act Regulations, that initially became effective within three years of the date hereof, and CFC has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form and CFC has not otherwise ceased to be eligible to use the automatic shelf registration statement form.
     The Registration Statement, at each time of effectiveness under the 1933 Act and the 1933 Act Regulations (each, an “Effective Date”), did not contain, and any post-effective amendment thereto, at such date, did not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, at each Effective Date, complied, and the Prospectus, at the time it is filed with the Commission pursuant to Rule 424(b) under the 1933 Act, and as amended or supplemented, if applicable, when so filed, will comply, in all material respects with the 1933 Act, the 1933 Act Regulations and the 1939 Act. The Prospectus, as of its date, did not include, and, as amended or supplemented, if applicable, as of the Closing Date, will not include, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to CFC in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus or (ii) to that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust 1939 Act of the Institutional Trustee, the Trust Preferred Securities Guarantee Trustee and the Indenture Trustee. The preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of the Trust Preferred Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (ii) Neither CFC nor any of its subsidiaries is in violation of its corporate charter or bylaws or in default under any agreement, indenture or instrument to which CFC or any of its subsidiaries is a party, the effect of which violation or default would be material to CFC and its subsidiaries considered as a whole; the execution, delivery and performance of this Agreement, the Indenture, the Declaration, the Trust Preferred Securities Guarantee, and consummation of the transactions contemplated hereunder and thereunder will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of CFC or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the charter or by-laws of CFC or any order, rule or regulation of any court or governmental agency having jurisdiction over CFC or any of its subsidiaries; and except as required by the 1933 Act, the 1939 Act, the 1934 Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Indenture, the Declaration and the Trust Preferred Securities Guarantee.
     (iii) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change, or prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of CFC or any of its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by CFC or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to CFC and its subsidiaries considered as one enterprise.
     (iv) KPMG LLP, whose reports have been included in the Prospectus and incorporated by reference or included in CFC’s Annual Report on Form 10-K for the fiscal years ending December 31, 2004 and December 31, 2005, which are incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and was independent with respect to CFC at the time it delivered such reports. Grant Thornton LLP, whose report has been incorporated by reference or included in CFC’s Annual Report on Form 10-K for the fiscal year ending December 31, 2003, which is incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.
     (v) This Agreement has been duly authorized, executed and delivered by CFC and the Trust.
     (vi) (i) Each of the Indenture and the Trust Preferred Securities Guarantee have been duly authorized by CFC and at the Closing Date will have been validly executed and delivered by CFC and each, when so executed (assuming the due authorization, execution and delivery of such instrument by each other party thereto), will constitute the legally binding obligation of CFC, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and general principles of equity; and each of the Indenture and the Trust Preferred Securities Guarantee has been duly qualified under the 1939 Act, (ii) the Subordinated Debentures have been duly authorized and, when validly executed and delivered by CFC, authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor in accordance with the terms hereof, will constitute legally binding obligations of CFC enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and general principles of equity and the holders of the Subordinated Debentures will be entitled to the benefits of the Indenture, (iii) the Declaration has been duly authorized by CFC at the Closing Date will have been validly executed and delivered by the Regular Trustees named therein and CFC, and the Declaration, when so executed (assuming the due authorization, execution and delivery of such instrument by each other party thereto), will constitute the legally binding obligation of CFC, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and general principles of equity; and the Declaration has been duly qualified under the 1939 Act, and (iv) the Indenture, the Declaration, the Trust Preferred Securities, the Subordinated Debentures, the Trust Preferred Securities Guarantee conform, in each case in all material respects, to the descriptions thereof contained in the Prospectus.
     (vii) The Trust Preferred Securities have been duly and validly authorized by the Declaration and, when validly executed and delivered by the Trust, authenticated in accordance with the provisions of the Declaration and delivered to you against payment therefor in accordance with the terms hereof, will be validly issued and will be fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; holders of Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware; and on or prior to the Closing Date the Trust Preferred Securities will have been registered under the 1934 Act and authorized for listing on the New York Stock Exchange, subject to notice of official issuance. The Common Securities have been duly authorized for issuance by the Trust and, when issued and delivered against payment therefor will be validly issued, fully paid and non-assessable, undivided beneficial interests in the assets of the Trust. At the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by CFC, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     (viii) The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement, Prospectus, and the General Disclosure Package, and to enter into and perform its obligations under this Agreement, the Trust Preferred Securities and the Declaration and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Registration Statement, the Prospectus, and the General Disclosure Package; the Trust will be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of CFC pursuant to generally accepted accounting principles.
     (ix) The Regular Trustees of the Trust are officers of CFC and have been duly authorized by CFC to execute and deliver the Declaration.

     (x) CFC and any Significant Subsidiary of CFC, as defined in Rule 405 of Regulation C under the 1933 Act (individually, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly formed, is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not result in a Material Adverse Effect), and has power and authority necessary to own or hold its property and to conduct the business in which it is engaged.
     (xi) All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiaries are owned by CFC, directly or through subsidiaries, free and clear of any perfected security interest, other security interests, claims, liens or encumbrances, except in those cases where, singly or in the aggregate, such exception(s) would not have a Material Adverse Effect. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
     (xii) Except as disclosed in the Registration Statement, the Prospectus, and the General Disclosure Package, there is no action, suit, proceeding, inquiry or known investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of CFC, threatened, against or affecting CFC or any of its subsidiaries, which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by CFC of its obligations hereunder or which is required to be disclosed in Registration Statement.
     (xiii) All of the descriptions of contracts or other documents contained or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package are accurate and complete descriptions in all material respects of such contracts or other documents.
     (xiv) No labor dispute with the employees of CFC or any of their respective subsidiaries exists or, to the knowledge of CFC, is imminent which would reasonably be expected to have a Material Adverse Effect.
     (xv) CFC and its subsidiaries own or possess the intellectual property necessary to carry on the business now operated by them, and CFC has not nor, to the best of its knowledge, any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such intellectual property or of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of CFC or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
     (xvi) The financial statements included or incorporated, or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, together with the related schedules and notes, present fairly, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present fairly, at all times prior to the termination of the offering of the Trust Preferred Securities, the financial condition and results of operations of CFC, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times prior to the termination of the offering of the Trust Preferred Securities, prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as stated therein; and the summarized financial information of CFC included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package presents fairly the information shown therein. and have been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package and have been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package. All disclosures contained in the Registration Statement, the Prospectus and the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act Regulations) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.
     (xvii) The term “General Disclosure Package” shall mean (A) any preliminary prospectus relating to the Trust Preferred Securities or the offering thereof delivered or made available to the Underwriters by CFC prior to execution of this Agreement, (B) the issuer free writing prospectuses (as defined in Rule 433 of the 1933 Act Regulations) (each, an “Issuer Free Writing Prospectus”), including the Final Term Sheet and (C) any other free writing prospectus that CFC and the Underwriters agree to treat as part of the General Disclosure Package. As of [     ] P.M., Eastern Standard Time, on [     ], 2006 (the “Applicable Time”), the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished to CFC in writing by the Underwriters expressly for use therein.

     (xviii) (A) At the earliest time after the filing of the Registration Statement that CFC or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Trust Preferred Securities and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (B)), CFC was not or is not an ineligible issuer (as defined in Rule 405 of the 1933 Act Regulations) (an “Ineligible Issuer”), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that CFC be considered an Ineligible Issuer.
     (xix) No Issuer Free Writing Prospectus, from and including its issue date through the completion of the offering of the Trust Preferred Securities or until any earlier date that CFC notified or notifies the Underwriters as described in the next sentence, included, include or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, CFC has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to CFC in writing by the Underwriters expressly for use therein.
     (xx) CFC has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Trust Preferred Securities, any offering material in connection with the offering and sale of the Trust Preferred Securities other than (A) the Registration Statement, (B) the Base Prospectus, (C) any preliminary prospectus, (D) the Prospectus, (E) any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters pursuant to Section 5(vii) or (F) any free writing prospectus that CFC and the Underwriters agree to treat as part of the General Disclosure Package.
     (xxi) The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package (the “Incorporated Documents”) have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times prior to the termination of the offering of the Trust Preferred Securities, prepared in all material respects in conformity with the applicable requirements of the 1933 Act and the 1934 Act and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times prior to the termination of the offering of the Trust Preferred Securities, timely filed as required thereby. The Incorporated documents, when read together with the other information in the Prospectus, at each Effective Date, at the time the Prospectus was issued and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (xxii) There are no contracts or other documents which are required to be filed as exhibits to the Prospectus, by the 1933 Act or which were required to be filed as exhibits to any document incorporated by reference in the Registration Statement by the 1934 Act which have not been filed as exhibits to the Registration Statement, or to such document incorporated therein by reference as permitted by the 1934 Act.
     (xxiii) Neither CFC nor any of its subsidiaries nor the Trust is, or, upon the issuance and sale of the Trust Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
     (xxiv) CFC and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; CFC and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except in any such case where the failure to so possess or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither CFC, nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xxv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by CFC of its obligations hereunder and under the Indenture in connection with the offering, issuance or sale of the Trust Preferred Securities hereunder, or the consummation of the transactions contemplated by this Agreement, or for the due execution, delivery or performance by CFC of this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations or state securities laws.
     (xxvi) CFC and each subsidiary of CFC has complied, and will comply, with the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes,

1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba.
     (xxvii) CFC and its subsidiaries have good and marketable title to all real property owned by CFC and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the Prospectus and the General Disclosure Package or (b) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of CFC and its subsidiaries, considered as one enterprise, and under which CFC or any of its subsidiaries holds properties described in the Registration Statement, the Prospectus and the General Disclosure Package, are in full force and effect, and neither CFC nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of CFC or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of CFC or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xxviii) CFC has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (a) are designed to ensure that material information relating to CFC, including its consolidated subsidiaries, is made known to CFC’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by CFC with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (b) have been evaluated for effectiveness as of the end of CFC’s most recent fiscal year and (c) are effective to perform the functions for which they were established.
     (xxix) CFC has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (a) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (b) have been evaluated by the management of CFC (including CFC’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of CFC’s most recent fiscal year. In addition, not later than the date of the filing with the Commission of CFC’s Annual Report on Form 10-K for the year ended December 31, 2005, each of the accountants and the audit committee of the board of directors of CFC had been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect CFC’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the CFC’s internal control over financial reporting.
     (xxx) Officer’s Certificates. Any certificate signed by any officer of CFC delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by CFC to the Underwriters as to the matters covered thereby.
      7. Indemnification and Contribution. (a) CFC and the Trust, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Trust Preferred Securities as originally filed or in any amendment thereof or supplement thereto, or in the Prospectus or any preliminary prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CFC and the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to CFC or the Trust by or on behalf of such Underwriter specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which CFC or the Trust may otherwise have.
     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless CFC and its directors, and officers who signed the Registration Statement, the Trust, the Regular Trustees who signed the Registration Statement (or any amendment or supplement thereto) or any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) and each person who controls CFC or the Trust within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from CFC and the Trust to such Underwriter, but only with reference to written information relating to such Underwriter furnished to CFC or the Trust by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. CFC and the Trust acknowledge that the statements set forth in paragraphs [eight, nine and ten] under the heading “Underwriting,” insofar as it relates to such Underwriters, in the Prospectus constitute the only information furnished in writing by or on behalf of such Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.
     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party hereunder, except and to the extent of any prejudice to such indemnifying party arising from such failure to provide notice, and will not, in any event, relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).
     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by CFC and the Trust on the one hand and each Underwriter on the other from the offering of the Trust Preferred Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of CFC and the Trust on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by CFC and the Trust on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Trust and CFC bear to the total commissions received by each Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CFC and the Trust on the one hand or any Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. CFC, the Trust and each Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of commission or discount received by it in connection with the offering of the Trust Preferred Securities that were the subject of the claim for indemnification. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Trust Preferred Securities and not joint.
      8. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Trust Preferred Securities as provided herein shall be subject to the accuracy, as of the date of this Agreement and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Offerors herein, to the performance and observance by the Offerors of their covenants and agreements hereunder, and to the following additional conditions precedent:
     (a) The Registration Statement has become effective under the 1933 Act and at the Closing Date no stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use, shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B of the 1933 Act Regulations) in the manner and within the time period required by Rule

424(b) of the 1933 Act Regulations (or any required amendment to the Registration Statement providing the information required by such Rule 430B shall have been filed and become effective under the 1933 Act). The Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.
     (b) You shall have received an opinion, dated the Closing Date, of Munger, Tolles & Olson LLP counsel to the Offerors, substantially in the form attached hereto as Exhibit A with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.
     (c) You shall have received an opinion, dated the Closing Date, of Susan E. Bow Esq., General Counsel, Corporate and Securities of CFC, substantially in the form attached hereto as Exhibit B with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.
     (d) [Intentionally omitted].
     (e) You shall have received an opinion, dated the Closing Date, of [     ], counsel to The Bank of New York, substantially in the form attached hereto as Exhibit C with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.
     (f) You shall have received an opinion, dated the Closing Date, of Morris, Nichols, Arsht & Tunnell, counsel to the Trust, substantially in the form attached as Exhibit D with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.
     (g) You shall have received an opinion, dated the Closing Date, of Sidley Austin llp, counsel for the Underwriters, satisfactory to you.
     (h) CFC and the Trust shall each have furnished to you a certificate, dated the Closing Date, in the case of CFC, signed by its President, a Managing Director or Vice President and its Treasurer or an Assistant Treasurer, and, in the case of the Trust, signed by one of the Regular Trustees, in each case to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:
     (A) the representations and warranties of CFC or the Trust, as the case may be, in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and CFC or the Trust, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it hereunder at or prior to the Closing Date;

     (B) no stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and
     (C) in the case of the certificate to be provided in respect of CFC, since the date of the most recent financial statements included or incorporated in the Prospectus and the General Disclosure Package, there has been no Material Adverse Effect.
     (i) At the time of the execution of this Agreement, the Underwriters shall have received from each of Grant Thornton LLP and KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the General Disclosure Package.
     (j) At the Closing Date, the Underwriters shall have received from Grant Thornton LLP and KPMG LLP a letter, dated as of Closing Date, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to Section 8(i), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date
     (k) On the Closing Date, the Trust Preferred Securities shall be rated, at least [“BBB-”] by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and [“Baa2”] by Moody’s Investors Service, Inc. (“Moody’s”).
     (l) After the date hereof, the rating assigned by S&P or Moody’s to any debt securities of CFC shall not have been lowered and neither S&P nor Moody’s shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of CFC.
     (m) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus (exclusive of any amendment or supplement subsequent to the date hereof) and the General Disclosure Package there shall not have been (i) any change in the capital stock or long and intermediate term debt of CFC and its subsidiaries taken as a whole or decrease in shareholders’ equity or consolidated net assets specified in the letter or letters referred to in subsections (i) and (j) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of CFC and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering of the Trust Preferred Securities as contemplated by this Agreement.

     (n) The Trust Preferred Securities shall have been registered under the 1934 Act and shall have been listed or approved for listing, upon notice of issuance, on the New York Stock Exchange.
     (o) At or prior to the Closing Date, CFC and the Trust shall have furnished to you such further information, certificates and documents as you may reasonably request.
If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to CFC in writing or by telephone or telegraph confirmed in writing.
      9. Expenses. (a) CFC will, whether or not any sale of the Trust Preferred Securities is consummated, (i) pay all expenses incident to the performance of the Offerors’ obligations under this Agreement, including the fees and disbursements of their accountants and counsel, the cost of printing (or otherwise producing) and delivery of the Registration Statement, each preliminary prospectus, the Prospectus, all amendments and supplements thereto, each Issuer Free Writing Prospectus, the Indenture, the Declaration, the Trust Preferred Securities Guarantee, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Trust Preferred Securities, and the fees and disbursements, including fees of counsel, incurred in connection with the qualification of the Trust Preferred Securities for sale and determination of eligibility for investment of the Trust Preferred Securities under the securities or blue sky laws of each such jurisdiction as the Underwriters may reasonably designate, the fees and disbursements of each of the Institutional Trustee, the Trust Preferred Securities Guarantee Trustee, the Indenture Trustee and the Delaware Trustee, the fees of any agency that rates the Trust Preferred Securities and the fees of the Depository Trust Company, (ii) pay all fees incident to the listing of the Trust Preferred Securities on the New York Stock Exchange, and (iii) pay all fees incident to any filings required to be made with the National Association of Securities Dealers, Inc.
     (b) If this Agreement shall terminate or shall be terminated after execution as a result of the failure of any of the conditions set forth in Section 8 or Section 11(a)(i) hereof, the CFC agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.
      10. Default by One or More of the Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Trust Preferred Securities which it or they are obligated to purchase hereunder, and the aggregate number of Trust Preferred Securities which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Trust Preferred Securities, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Trust Preferred Securities set forth opposite its name in Schedule I hereto bears to the aggregate number of Trust Preferred Securities set forth opposite the names of all non-defaulting Underwriters, to purchase the Trust Preferred Securities which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase the Trust Preferred Securities, and the aggregate number of Trust Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Trust Preferred Securities and arrangements satisfactory to you and the Offerors for the purchase of such Trust Preferred Securities by one or more non-defaulting Underwriters or other party or parties approved by you and the Offerors are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Offerors (except in each case as provided in Sections 7 and 9 hereof) or any non-defaulting Underwriter. In any such case which does not result in termination of this Agreement, either you or the Offerors shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Offerors, purchases Trust Preferred Securities which a defaulting Underwriter is obligated, but fails or refuses, to purchase.
      Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.
      11. Termination of Agreement. (a) Termination; General. Each Underwriter may terminate this Agreement, in its absolute discretion, by notice to CFC at any time at or prior to delivery of and payment for the Trust Preferred Securities, if prior to such time (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (iii) trading in securities generally, or in any securities of CFC has been suspended or limited or the New York Stock Exchange or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) a banking moratorium has been declared by either federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and provided further that Sections 7 and 12 shall survive such termination and remain in full force and effect.
      12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of CFC or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the CFC, and shall survive delivery of the Trust Preferred Securities to the Underwriters.
      13. Notices. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Offerors, to such Offerors care of CFC, at the office of CFC at 4500 Park Granada, Calabasas, California 91302, Attention: General Counsel, with a copy to Munger, Tolles & Olson LLP, 355 S. Grand Avenue, 35th Floor, Los Angeles, California 90071, Attention: Michael J. O’Sullivan, Esq.; or (ii) if to you, as Representatives of the several Underwriters, care of [     ], Attention [     ], with a copy to Sidley Austin llp, New York, New York 10019, Attention: Samir A. Gandhi, Esq.
      14. Parties. This Agreement has been and is made solely for the benefit of the several Underwriters, the Trust, CFC, CFC’s directors and officers, the Countrywide Capital Trustees, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Trust Preferred Securities in his status as such purchaser.
      15. No Advisory or Fiduciary Responsibility. With respect to the offering of the Trust Preferred Securities contemplated hereby (including in connection with determining the terms of the offering), the Offerors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Offerors and not as a financial advisor or a fiduciary to, or an agent of, the Offerors or any other person. Additionally, no Underwriter is advising the Offerors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Trust Preferred Securities contemplated hereby (including in connection with determining the terms of the offering). The Offerors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Offerors with respect thereto. Any review by the Underwriters of the Offerors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Offerors.

      16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
      17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
      18. Counterparts. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and the acceptance by each of you shall represent a binding agreement between each of the Underwriters and CFC and the Trust.

Very truly yours, COUNTRYWIDE CAPITAL [ ]
By:
as Regular Trustee

By:
as Regular Trustee

By:
as Regular Trustee

COUNTRYWIDE FINANCIAL CORPORATION
By:
Name:
Title:

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule I hereto.
[     ]
as Representatives of the several Underwriters
By:

By:	Name: Title:

SCHEDULE I
[          ] [     ] % Trust Preferred Securities

Number of Trust
Preferred
Underwriters	Securities
[ ]
[ ]
[ ]

Total

Sch. I-1

SCHEDULE II
ISSUER FREE WRITING PROSPECTUSES
FINAL TERM SHEET
[     ], 2006
COUNTRYWIDE CAPITAL [   ]
$[     ]
[     ]% TRUST PREFERRED SECURITIES, SERIES [     ]

Issuer:	Countrywide Capital [ ] (the “Trust”), a Delaware statutory trust, the sole assets of which will be junior subordinated debt securities issued by Countrywide Financial Corporation. Countrywide Financial Corporation will own all common securities of the Trust.
Guarantor:	Countrywide Financial Corporation
Securities:	[ ]% Trust Preferred Securities, Series [ ]
Legal Format:	SEC Registered
Aggregate Liquidation Amount:	$[ ]
Liquidation Amount:	$[ ] per trust preferred security
Coupon:	[ ]% until Scheduled Maturity Date
CUSIP/ISIN:	[ ]/[ ]
Ratings:	Moody’s Investors Service: [ ]
Standard & Poor’s: [ ]
Settlement Date:	November , 2006
Scheduled Maturity Date:	November , 2036
Final Repayment Date:	November , 2066
Interest Payment Dates:	Paid semi-annually on each [ ] and [ ], commencing [ ], 2007, until Scheduled Maturity Date
Reference Treasury Benchmark Yield:
Spread to Benchmark Treasury:
Day Count Convention:	30/360, until Scheduled Maturity Date
Interest Rate after Scheduled Maturity Date:	One-month LIBOR plus [ ]% payable the [ ] day of each calendar month based on Actual/360
Redemption at Par:	Anytime after Scheduled Maturity Date
Make-Whole prior to Scheduled Maturity Date:	Discounted present value of Treasury plus [ ] basis points

Sch. II-1

Redemption for Tax Event:	Greater of par and discounted present value of Treasury plus [ ] basis points.
Redemption for Capital Treatment Event:	At par
Deferral Provision:	The Trust will defer payments on the [ ] % Capital Securities for up to 10 years if Countrywide Financial Corporation defers payments on the underlying junior subordinated debt securities. Payments cannot be deferred beyond the maturity date of the junior subordinated debt securities on November , 2066. Any deferred payments will accrue additional interest at the then applicable rate, compounded on each interest payment date.
Replacement Capital Covenant:	A replacement capital covenant will apply until [ ], 2056. The dates referred to in the prospectus supplement on which the “applicable percentage” and the types of securities that constitute “qualifying trust prefered securities” (as therein defined) will change are [ ], 2016 and [ ], 2036.
Public Offering Price:
Underwriting Commissions:
Use of Proceeds:
Sole Structuring Advisor and
Bookrunner:
Co-Managers:

Allocation:	Aggregate Liquidation Amount

[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]

Total	$[ ]
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the

Sch. II-2

SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Sch. II-3

Exhibit A
     (i) Each of CFC the CHL is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package.
     (ii) CFC has the corporate power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by CFC.
     (iii) The Subordinated Debentures have been duly and validly authorized and established in conformity with the provisions of the Indenture by all necessary corporate action by CFC and when the Subordinated Debentures have been duly executed, authenticated and delivered against payment therefor in accordance with the provisions of the Indenture, will constitute the legal, valid and binding obligations of CFC, enforceable against CFC in accordance with their terms and the terms of the Indenture, and the holders of the Subordinated Debentures will be entitled to the benefits of the Indenture; and the Indenture has been duly authorized, executed and delivered by each of CFC has been qualified under the 1939 Act, and, upon the due authorization, execution and delivery thereof by each other party thereto, will constitute a legal, valid and binding obligation enforceable against each of CFC in accordance with its terms.
     (iv) The Trust Preferred Securities Guarantee has been duly authorized, executed and delivered by CFC and, upon the due authorization, execution and delivery thereof by each other party thereto, will constitute the legal, valid and binding obligation of CFC, enforceable against CFC in accordance with its terms; and the Trust Preferred Securities Guarantee has been qualified under the 1939 Act.
     (v) The Declaration has been duly authorized, executed and delivered by CFC and, upon the due authorization, execution and delivery thereof by each other party thereto, will constitute the legal, valid and binding obligation of CFC enforceable against CFC and in accordance its terms; and the Declaration has been qualified under the 1939 Act.
     (vi) Neither the issue and sale of the Trust Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Subordinated Debentures by the Trust from CFC, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Trust Agreement and described in the Prospectus, and the consummation of the transactions contemplated in this Agreement and in the Trust Agreement, will conflict with, result in a breach of, or constitute a default under, any indenture or other agreement or instrument known to such counsel to which the Trust is a party or by which the Trust is bound, nor will such action result in any violation of the provisions of the Trust Agreement or any statute or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations)

known to such counsel to be applicable to the Trust of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trust.
     (vii) The Registration Statement has become effective under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use, has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus (other than (i) the financial statements and other financial and statistical information contained therein and (ii) the Statement of Eligibility on Form T-1 filed as an exhibit thereto, as to which we express no opinion), as of their respective effective or issue dates, as the case may be, appear on their face to be responsive as to form in all material respects with the applicable requirements of the 1933 Act and the 1939 Act.
     (viii) No consent, approval, authorization or order of any United States federal or California or, with respect to matters arising under the Delaware General Corporation Law, Delaware court or governmental agency or body is required for the consummation of the transactions contemplated by the Agreement, except such as have been obtained under the 1933 Act and the 1939 Act and such as may be required under the securities and blue sky laws, rules or regulations of any jurisdiction in connection with the purchase and distribution of the Trust Preferred Securities and the Trust Preferred Securities Guarantee by the Underwriters and such other approvals as have been obtained.
     (ix) Neither the issue and sale of the Trust Preferred Securities and the Common Securities by the Trust, the compliance by the Trust and CFC with all the provisions of the Agreement, the Declaration, the Indenture, the subordinated Debentures, the Trust Preferred Securities Guarantee, the Trust Preferred Securities and the Common Securities, the consummation of the transactions therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the charter or bylaws of CFC or the terms of any indenture or other agreement or instrument filed with the Commission and to which CFC or any of CFC’s subsidiaries is a party or bound, or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations) known to such counsel to be applicable to CFC or any of CFC’s subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over CFC or any of the CFC’s subsidiaries.
     (x) The statements made in the Prospectus under the caption “ERISA Considerations,” insofar as such statements constitute a summary of matters of law or legal conclusions, and based on the assumptions and subject to the qualifications and limitations set forth therein, are accurate summaries of the matters discussed therein in all material respects.
     (xi) Although the discussion in the Prospectus under the caption “United States Federal Income Taxation” does not purport to discuss all possible United States federal income tax consequences of purchase, ownership and disposition of the Trust Preferred

Securities, such discussion, insofar as it constitutes a summary of matters of law or legal conclusions, and based on the assumptions and subject to the qualifications and limitations set forth therein, constitutes an accurate summary of the matters discussed therein in all material respects.
     (xii) Such counsel confirms the conformity in all material respects of the Trust Preferred Securities, the Trust Preferred Securities Guarantee and the Subordinated Debentures, to the statements relating thereto in the Prospectus and the General Disclosure Package insofar as such statements purport to summarize certain provisions of such documents.
      Such counsel shall also state that, in the course of their engagement to represent or advise the Offerors professionally, they have not become aware of any pending legal proceeding before any court or administrative agency or authority or any arbitration tribunal, nor have they devoted substantive attention in the form of legal representation as to any current overtly threatened litigation against or directly affecting CFC or its subsidiaries or CHL or its subsidiaries, in each case that is required to be described in the Registration Statement, the Prospectus or the General Disclosure Package and is not so described. In making the foregoing statement, they shall endeavor, to the extent they believe necessary, to determine from lawyers currently in their firm who have performed substantive legal services for CFC, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or overtly threatened litigation of the nature referred to above. Beyond that, they need not make any review, search or investigation of public files or records or files or records of CFC, or of the transactions contemplated by the Underwriting Agreement, or any other investigation or inquiry with respect to the foregoing statement.
      Such counsel shall also state that in the course of the preparation by CFC and its counsel of the Registration Statement and Prospectus (other than the Incorporated Documents), such counsel attended conferences with certain of the officers of, and the independent public accountants for, CFC, at which the Registration Statement and Prospectus and the General Disclosure Package were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel need not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and the General Disclosure Package including the Incorporated Documents, except as specifically described in the opinion set forth in paragraph (x) above. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of CFC, such counsel shall state that no facts have come to such counsel’s attention that have caused it to believe that (1) the Registration Statement or any amendment thereto, at any Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Prospectus or any amendment or supplement thereto (when considered together with the Prospectus), as of the date of the Prospectus, as of the date of the amended or supplemented prospectus or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (3) the General Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except that such counsel need not express a view or belief with respect to (i) the financial statements, the related notes and schedules thereto or other financial and statistical data included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package or (ii) any part of the Registration Statement which shall constitute a Statement of Eligibility on Form T-1 under the Trust Indenture Act.
      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California, the State of Delaware (but only with respect to the Delaware General Corporation Law) or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, (B) as to matters involving the application of laws of the State of New York, to the extent specified in such opinion, upon the opinion of Sidley Austin llp being delivered to the Underwriters as of the date thereof, (C) as to matters involving the application of Delaware law referred to in paragraphs (v) and (vi) above, such counsel may rely upon the opinion referred to in Section 8(f) of the Agreement and (D) as to matters of fact, to the extent they deem proper, on certificates and oral or written statements and other information of or from public officials and officers and representatives of CFC, its subsidiaries and others.
      In rendering the opinions set forth in paragraphs (iii), (iv) and (v) such counsel may state that such opinions are subject to the following: (A) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally; and (B) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether such principles are considered in a proceeding in equity or at law.
      In rendering the opinions set forth above, such counsel may state that it has assumed, with the permission of the Underwriters, that the amount of Subordinated Debentures, Common Securities and Trust Preferred Securities to be issued from time to time will not violate any provision in any such agreement referred to in paragraph (vi) or (ix) which imposes limits on the amount of debt CHL, the Trust, CFC or any of CFC’s subsidiaries which may be outstanding at any one time (whether directly or indirectly, through satisfaction of financial ratios or otherwise).

Exhibit B
     (i) Each Subsidiary, if any, is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, with the corporate power and authority to own its properties and to conduct its business as described in the Prospectus.
     (ii) Each of CFC and CHL is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business other than jurisdictions in which the failure to so qualify, when considered in the aggregate and not individually, would not have a material adverse effect on CFC or CHL and its Subsidiaries considered as one enterprise.
     (iii) All of the outstanding shares of capital stock of CHL and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of CHL and each Subsidiary are owned by CFC either directly or through wholly owned subsidiaries of CFC, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances, in each case, except as would not result in a Material Adverse Effect.
     (iv) The outstanding shares of common stock of CFC have been duly and validly authorized and issued and are fully paid and nonassessable.
     (v) Neither the issue and sale of the Trust Preferred Securities and the Common Securities, the compliance by the Trust and CFC with all the provisions of this Agreement, the Declaration, the Indenture, the Subordinated Debentures, the Trust Preferred Securities Guarantee, the Trust Preferred Securities and the Common Securities, the consummation of the transactions therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the charter or bylaws of CFC or the terms of any indenture or other agreement or instrument filed with the Commission and to which CFC or any of CFC’s subsidiaries is a party or bound, or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations) known to such counsel to be applicable to CFC or any of CFC’s subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over CFC or any of the CFC’s subsidiaries.
     (vi) The documents incorporated by reference in the Registration Statement and Prospectus and General Disclosure Package (except for the financial statements and other financial or statistical data, as to which no opinion need be expressed), as of the dates they were filed with the Commission, complied as to form in all material respects to the requirements of the 1933 Act and the 1934 Act.

B-1

     (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Agreement, except such as have been obtained under the 1933 Act and such as may be required under the securities and blue sky laws, rules and regulations of any jurisdiction in connection with the purchase and distribution of the Trust Preferred Securities, the Subordinated Debentures, the Trust Preferred Securities Guarantee and such other approvals as have been obtained.
      In rendering the opinions set forth above, such counsel may state that he has assumed, with the permission of the Underwriters, that the amount of Subordinated Debentures, Common Securities and Trust Preferred Securities to be issued from time to time will not violate any provision in any such agreement referred to in paragraph (v) which imposes limits on the amount of debt of the Trust, CFC or any of CFC’s subsidiaries which may be outstanding at any one time (whether directly or indirectly, through satisfaction of financial ratios or otherwise).

B-2

Exhibit C
     (i) The Bank of New York is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration, the Trust Preferred Securities Guarantee Agreement and the Indenture;
     (ii) The execution, delivery and performance by The Bank of New York, in its capacity as Institutional Trustee, of the Declaration, the execution, delivery and performance by The Bank of New York, in its capacity as the Trust Preferred Securities Guarantee Trustee, of the Trust Preferred Securities Guarantee Agreement, and the execution, delivery and performance by the Bank of New York, in its capacity of Indenture Trustee, of the Indenture have been duly authorized by all necessary corporate action on the part of The Bank of New York. The Declaration and the Trust Preferred Securities Guarantee Agreement have been duly executed and delivered by The Bank of New York, in its capacity as Property Trustee, in the case of the Declaration, and by The Bank of New York, in its capacity as the Trust Preferred Guarantee Trustee, in the case of the Trust Preferred Securities Guarantee Agreement, and by The Bank of New York, in its capacity as Indenture Trustee, in the case of the Indenture and the Declaration and the Trust Preferred Securities Guarantee Agreement, and the Indenture constitute the legal, valid and binding obligations of The Bank of New York, enforceable against The Bank of New York in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity);
     (iii) The execution, delivery and performance by The Bank of New York, in its capacity as Institutional Trustee, of the Declaration, the execution, delivery and performance by The Bank of New York, in its capacity as Trust Preferred Securities Guarantee Trustee, of the Trust Preferred Securities Guarantee Agreement, and the execution, delivery and performance by The Bank of New York in its capacity as Indenture Trustee do not conflict with, or constitute a breach of, The Bank of New York’s charter or bylaws; and
     (iv) No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by The Bank of New York, in its capacity as Institutional Trustee, of the Declaration by The Bank of New York, in its capacity as Trust Preferred Securities Guarantee Trustee, of the Trust Preferred Securities Guarantee Agreement, or by The Bank of New York, in its capacity as Indenture Trustee, of the Indenture.

C-1

Exhibit D
     (i) The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made;
     (ii) Under the Delaware Statutory Trust Act and the Declaration, the Trust has the trust power and authority to own property and conduct its business, all as described in the Prospectus;
     (iii) Under the Delaware Statutory Trust Act and the Declaration, the Trust has the trust power and authority (a) to execute and deliver, and to perform its obligations under, this Agreement and (b) to issue and perform its obligations under the Trust Preferred Securities and the Common Securities;
     (iv) Under the Delaware Statutory Trust Act and the Declaration, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;
     (v) The Declaration constitutes a valid and binding obligation of CFC and the Trustees, and is enforceable against CFC and the Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of (A) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ right and remedies, as from time to time in effect, (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (C) considerations of public policy or the effect of applicable law relating to fiduciary duties;
     (vi) The Trust Preferred Securities have been duly authorized by the Declaration and, when issued, executed and delivered in accordance with the terms of the Declaration against payment therefor as set forth in this Agreement, will be duly and validly issued and, subject to the qualifications set forth in this paragraph (vi) below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The holders of the Trust Preferred Securities, as beneficial owners of the Trust (the “Securityholders”), are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the Securityholders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay a sum sufficient to cover any taxes or governmental charges arising from transfers or exchanges of Trust Preferred Securities certificates and the issuance of replacement Trust Preferred Securities certificates and (b) provide security, and/or indemnity in connection with requests of or directions to the Institutional Trustee (as defined in the Declaration) to exercise its rights and powers under the Declaration;

D-1

     (vii) Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights;
     (viii) The Common Securities have been duly authorized by the Declaration and are duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust; and under the Delaware Statutory Trust Act and the Declaration, the issuance of the Common Securities is not subject to preemptive or other similar rights;
     (ix) The issuance and sale by the Trust of the Trust Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated herein and the compliance by the Trust with its obligations hereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Declaration or (b) any applicable Delaware law or Delaware administrative regulation;
     (x) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Act and the filing of documents with the State Office) or employees in the State of Delaware, no authorization, approval, consent or order of any governmental authority or agency of the State of Delaware or, based solely on the Docket Search, an order of any Delaware Court, is required to be obtained by the Trust solely as a result of the issuance and sale of the Trust Preferred Securities, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement or the performance by the Trust of its obligations thereunder. The execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement, the performance by the Trust of its obligations thereunder and the issuance and sale by the Trust of the Trust Preferred Securities and the Common Securities will not violate (A) the Certificate or the Governing Instrument or (B) any applicable law or administrative regulation of the State of Delaware; and
     (xi) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes, the Securityholders (other than those holders of the Trust Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware (in rendering the opinion expressed in this paragraph (xi), such counsel need express no opinion concerning the securities laws of the State of Delaware).

D-2